Exhibit 99.1

Red Cat Announces Proposed Voluntary Public Purchase Offer for Steyr Motors

Proposed transaction represents a strategic investment in Austria and would support Steyr Motors’ long-term growth and Red Cat’s Blue Ops uncrewed surface vessel strategy

SALT LAKE CITY – October 19, 2026 (GLOBE NEWSWIRE) – Red Cat Holdings, Inc. (Nasdaq: RCAT) (“Red Cat” or the “Company”), a U.S.-based provider of advanced all-domain drone and robotic solutions for defense and national security, today announced a proposed voluntary public purchase offer by Red Cat to acquire all outstanding shares of Steyr Motors AG (“Steyr Motors”), one of the world’s leading companies in the field of customized engines for mission-critical defense and civil applications, for EUR 39.00 per share in cash.

The proposed transaction is supported by the Steyr Motors’ anchor shareholder B&C Group and represents a strategic investment in Steyr Motors and Austrian production capabilities. Red Cat believes the combination would support Steyr Motors’ long-term growth while strengthening Red Cat’s Blue Ops uncrewed surface vessel (“USV”) strategy by pairing Steyr Motors’ advanced marine engine technology, manufacturing expertise and European operating base with Red Cat’s defense customer relationships and growing autonomous maritime portfolio.

Red Cat’s vision for Steyr Motors is centered on growth, investment and long-term partnership. Following completion of the proposed transaction, Red Cat intends to maintain Steyr Motors’ headquarters, manufacturing operations and R&D presence in Austria, support Steyr Motors’ existing customer relationships and customer-agnostic engine business, and invest in opportunities to expand Steyr Motors’ capabilities and role in the growing autonomous maritime market. Red Cat believes the combination would create a stronger platform to serve defense and government customers globally, while preserving the Austrian engineering and manufacturing foundation that has made Steyr Motors a trusted provider of specialized engine technology.

“Steyr Motors has built a strong business in Austria with specialized engineering talent, trusted customer relationships and proven marine engine technology,” said Jeff Thompson, Chief Executive Officer of Red Cat. “This proposed transaction is about investing in that foundation and helping Steyr Motors grow. We see Austria as central to the future of the business, and our goal is to provide additional resources, customer access and long-term demand that can support Steyr Motors’ employees, operations and continued expansion.”

Julian Cassutti, CEO of Steyr Motors AG, comments: “Four years into Steyr Motors’ transformation, I am very excited to lead its next chapter with Red Cat as strategic partner on our side. Our engineering and Red Cat’s reach into international markets are the basis for joint growth, and Red Cat stands firmly behind our site and our people. For our shareholders, the all-cash offer is a chance to realize their investment in cash today. I stand behind this step, and I intend to tender my own shares alongside them.”

“The potential transaction highlights Steyr Motors’ strategic appeal and presents an opportunity to further accelerate international expansion, tap into new markets, and sustainably strengthen access to key resources,” said Dr. Rolf Wirtz, Chairman of the Supervisory Board of Steyr Motors AG. “The Supervisory Board sees significant strategic potential in the proposed combination. Subject to review of the legal and economic terms and conditions such as published in the offer document, we view the potential transaction favorably.”

Red Cat and Steyr Motors had previously held non-binding discussions regarding a potential transaction, which were discontinued in July 2026. Talks were subsequently resumed and have now resulted in a fully financed all-cash offer. The anchor shareholder of Steyr Motors, B&C Holding Österreich GmbH, supports the strategic transaction of Red Cat and has entered into an irrevocable undertaking to tender its shares into Red Cat’s offer, representing approximately 15% of Steyr Motors’ share capital.

Transaction Details

The proposed transaction will be structured as a voluntary public purchase offer by a wholly owned subsidiary of Red Cat for all outstanding shares of Steyr Motors. The offer price will be EUR 39.00 per Steyr Motors share in cash, subject to the terms and conditions set forth in the offer document. It represents a 55.8% premium to Steyr’s 52-week low, a 28.9% premium to the closing share price on October 16, 2026, and a 27.3% premium to the 30-day volume-weighted average price.

The offer document is expected to be published on a dedicated transaction website and made available in German and in a non-binding English translation. Red Cat expects the acceptance period, during which shareholders may tender their shares, to commence shortly following publication of the offer document and to end on December 18, 2026, at 5:00 p.m. CET. Shareholders should consult their custodian bank about any applicable deadlines set by the custodian bank which may require action to be taken before the formal end of the acceptance period. The process to tender shares can take several days, depending on the custodian bank. Shareholders should consider tendering their shares several days before December 18, 2026.

The proposed transaction remains subject to customary conditions, including regulatory approvals in Austria, Italy, Australia and the UK, a minimum acceptance threshold of 50% plus one share and other conditions to be set forth in the offer document. There can be no assurance that the offer will be completed or that the proposed transaction will close on the anticipated timeline or at all.

Additional information regarding the offer, including the offer document and related materials, is expected to be made available at ir.redcatholdings.com when published. Steyr Motors shareholders are urged to read the offer document carefully when it becomes available.

About Red Cat Holdings, Inc.

Red Cat (Nasdaq: RCAT) is a U.S.-based provider of advanced all-domain drone and robotic solutions for defense and national security. Through its integrated portfolio of trusted U.S. and allied hardware and software offerings, Red Cat supports military, government, and public safety operations across air, land, sea and space. Its systems span small unmanned aircraft systems, uncrewed surface vessels, wireless power transfer technology, and autonomous swarming software to enhance situational awareness, operational effectiveness, and mission safety. Learn more at www.redcat.red.

About Steyr Motors AG

Headquartered in Steyr, Austria, Steyr Motors AG is a global leader in the development and production of high-performance customized special engines with high power density and durability. The Company’s engines are primarily used for military special vehicles, boats (both military and civilian) and as auxiliary power units (“APU”) for main battle tanks and locomotives.

Advisors

Evercore is acting as financial advisor to Red Cat. Freshfields is acting as legal advisor to Red Cat.

Important Notice

This announcement is for information purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell any securities. Any offer to acquire shares of Steyr Motors AG, if launched, will be made solely pursuant to the offer document and related materials to be published in accordance with applicable law. The terms and conditions of any offer will be governed exclusively by the offer document. Steyr Motors shareholders are urged to read the offer document and related materials carefully when they become available because they will contain important information about the proposed offer.

Safe Harbor Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Red Cat Holdings, Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. These and other risks and uncertainties are described more fully in Red Cat’s filings with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Red Cat undertakes no duty to update such information except as required under applicable law.

Investor Contact:

Ankit Hira

Solebury Strategic Communications for Red Cat Holdings, Inc.

E-mail: RCAT@soleburystrat.com

Media Contact:

Peter Moran

Phone: (347) 880-2895

Email: peter@indicatemedia.com